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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We herby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 7, 2003, relating to the financial statements and financial statement schedules of Fargo Electronics, Inc., which appear in Fargo Electronics, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
Minneapolis, Minnesota
February 16, 2004

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CONSENT OF INDEPENDENT ACCOUNTANTS